UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On March 30, 2026, Nuveen Churchill Private Capital Income Fund (the "Fund") entered into an incentive fee waiver agreement (the “Fee Waiver Agreement”) with Churchill PCIF Advisor LLC, the Fund's investment adviser (the “Adviser”), pursuant to which the Adviser has agreed to waive 50% of the incentive fee based on income payable by the Fund to the Adviser for the period from February 1, 2026 through February 28, 2026. For the avoidance of doubt, the Fee Waiver Agreement does not amend the calculation of the incentive fee based on income as set forth in the investment advisory agreement, dated as of May 28, 2024, by and between the Fund and the Adviser (as amended on July 30, 2025, the “Advisory Agreement”). Other than the waiver contemplated by the Fee Waiver Agreement, the terms of the Advisory Agreement remain in full force and effect.

Item 8.01        Other Events.

Net Asset Value

In accordance with Fund's valuation policy, the Fund intends to sell its shares on the first business day of each month at an offering price that it believes reflects the net asset value (“NAV”) per share at the end of the preceding month. The table below sets forth the public offering prices for the Fund’s Class I, Class S, and Class D shares of beneficial interest (collectively "Common Shares"), which was approximately equal to their respective NAV per share.

NAV as of February 28, 2026
Class I shares	$24.16
Class S shares	$24.09
Class D shares	$24.16

As of February 28, 2026, the Fund’s aggregate NAV was approximately $1.5 billion, the fair value of its investment portfolio was $2.4 billion, and it had $921.0 million in secured borrowings outstanding.

As of February 28, 2026, the Fund's Class I, Class S, and Class D shares of beneficial interest generated the following returns:1

	Inception date	1-Month	3-Month	Year to Date	1-Year	3-Years	Since Inception
Class I shares	March 30, 2022	0.21%	1.15%	0.74%	7.33%	11.25%	10.87%
Class S shares	October 2, 2023	0.14%	0.95%	0.60%	6.42%	—%	9.28%
Class D shares	October 2, 2023	0.19%	1.09%	0.70%	7.12%	—%	10.14%

In the first quarter of 2026, the Fund received approximately $120.0 million in gross subscriptions, inclusive of distributions reinvested through the Fund's distribution reinvestment plan, relating to the issuance of Class I, Class S and Class D shares of beneficial interest. The Fund estimates that approximately 3.2% of its outstanding Common Shares as of December 31, 2025 were validly tendered and not withdrawn pursuant to the Fund’s repurchase offer that expired on March 27, 2026. The purchase price for each share tendered and accepted for purchase by the Fund pursuant to such offer will be the NAV of the applicable class as of March 31, 2026. The Fund generally determines the NAV of the shares as of the last calendar day of each month within 20 business days after the last calendar day of each month.

Distributions

On March 27, 2026, the Fund’s board of trustees (the “Board”) declared regular distributions for each class of its shares of beneficial interest in the amounts per share set forth below. The regular distributions are payable to shareholders of record as of March 31, 2026 and the payment date is on or about April 28, 2026.

	Gross Regular Distributions	Shareholder Servicing Fee	Net Total Distributions
Class I shares	$0.170	$—	$0.170
Class S shares	$0.170	$0.017	$0.153
Class D shares	$0.170	$0.005	$0.165

Portfolio Update

As of February 28, 2026, the Fund had debt investments and equity investments in 334 portfolio companies with an aggregate of $2.4 billion in investments (at cost) and an average position size of 0.30%.2 As of February 28, 2026, the Fund’s investments consisted of 93.08% first-lien debt investments, 2.75% second-lien debt investments, 2.02% mezzanine and structured debt investments, and 2.15% equity investments (at fair value). As of February 28, 2026, on a fair value basis, 96.00% of the Fund’s debt investments bore interest at a floating rate and 4.00% of the Fund’s debt
1 Total return does not include upfront transaction fees, if any.
2 Average position size is calculated as a percentage of the total fair value of the Fund's investment portfolio.

investments bore interest at a fixed rate. As of February 28, 2026, the weighted average yield on the Fund's debt and income producing investments at fair value was 8.70%.3

As of February 28, 2026, the Fund's portfolio companies had a weighted average reported EBITDA (including all private debt investments and excluding quoted assets) of $88.9 million. Including all quoted assets as of February 28, 2026, the Fund's portfolio companies had a weighted average reported EBITDA of $185.3 million. EBITDA amounts are derived from the most recently available portfolio company financial statements and are weighted based on the fair market value of each respective investment as of its most recent valuation.

The industry composition of the Fund’s portfolio as a percentage of fair value as of February 28, 2026 was as follows:

Industry	December 31, 2025
Aerospace & Defense	1.73%
Automotive	1.01%
Banking, Finance, Insurance & Real Estate	6.33%
Beverage, Food & Tobacco	5.26%
Capital Equipment	7.95%
Chemicals, Plastics & Rubber	1.49%
Construction & Building	6.21%
Consumer Goods: Durable	1.47%
Consumer Goods: Non-durable	2.71%
Containers, Packaging & Glass	1.45%
Energy: Electricity	1.91%
Energy: Oil & Gas	0.53%
Environmental Industries	3.88%
Healthcare & Pharmaceuticals	13.78%
High Tech Industries	9.25%
Hotel, Gaming & Leisure	0.37%
Media: Advertising, Printing & Publishing	0.71%
Media: Broadcasting & Subscription	0.14%
Media: Diversified & Production	0.20%
Metals & Mining	0.07%
Retail	0.08%
Services: Business	18.40%
Services: Consumer	4.31%
Sovereign & Public Finance	0.39%
Telecommunications	1.77%
Transportation: Cargo	1.57%
Transportation: Consumer	0.79%
Utilities: Electric	3.70%
Utilities: Water	0.67%
Wholesale	1.83%
Total	100.0%

As of February 28, 2026, the Fund's exposure to the software sector represented approximately 6% of the total portfolio, at fair value. The estimate of software exposure (i) includes any borrower whose business model reflects the operating or structural characteristics of a software company and (ii) excludes managed service providers, systems integrators and other technology-adjacent companies that may be assigned to “High-Tech Industries” based on Moody's industry classification, but do not derive revenue from the licensing or subscription of proprietary software. As a result, certain borrowers classified in the "High-Tech Industries" classification in the table above are excluded from the software sector classification, while certain borrowers classified outside of the “High-Tech Industries” classification in the table above are included in the software sector classification. The Fund believes this estimate is an accurate representation of the Fund's software sector exposure. Results will differ, in some cases significantly, if an alternative industry classification methodology were applied.

3 The weighted average yield of the Fund's debt and income producing securities is not the same as a return on investment for the Fund's shareholders, but rather relates to the Fund's investment portfolio and is calculated before the payment of all of the Fund's and its subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount, but excluding investments on non-accrual status. Weighted average yield inclusive of debt and income producing investments on non-accrual status at fair value was 8.70%. There can be no assurance that the weighted average yield will remain at its current level.

The Fund's top ten portfolio companies as of February 28, 2026 were as follows:

Portfolio Company	Industry	% of Fair Value of Investments
Healthspan Buyer, LLC (Thorne HealthTech)	Healthcare & Pharmaceuticals	1.26%
FirstCall Mechanical Group, LLC	Capital Equipment	1.24%
Ovation Holdings, Inc	Capital Equipment	1.14%
Transit Buyer, LLC (Propark Mobility)	Services: Business	1.12%
Arctiq, Inc.	High Tech Industries	1.09%
Matador US Buyer, LLC (Insulation Technology Group)	Energy: Electricity	1.05%
Kenco PPC Buyer LLC	Transportation: Cargo	1.03%
AB Centers Acquisition Corporation (Action Behavior Centers)	Healthcare & Pharmaceuticals	1.01%
Commercial Bakeries Corp.	Beverage, Food & Tobacco	0.98%
Wellspring Pharmaceutical Corporation	Healthcare & Pharmaceuticals	0.95%
Past performance is not necessarily indicative of future performance, and there can be no assurance that the Fund will achieve comparable investment results, or that any targeted returns will be met.

The information presented above is based on the determination of the Adviser, in its capacity as the valuation designee (the "Valuation Designee") as of February 28, 2026. The valuation process is subject to the review and oversight by the Board to determine that the Valuation Designee selected and consistently applied the appropriate valuation methodologies in connection with the Valuation Designee's determination of the fair value of the Fund's portfolio securities. Consequently, the data set forth in the Fund’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2026 may differ from this information, and any such differences may be material. In addition, the information presented above does not include all of the information regarding the Fund's financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. Neither PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the financial data contained herein. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Incentive Fee Waiver Agreement, dated March 30, 2026, by and between Nuveen Churchill Private Capital Income Fund and Churchill PCIF Advisor LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: March 31, 2026	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President